Exhibit 99.1

Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Raul Damas / Marleen Geerlof
Brunswick Group
(212) 333-3810
Halyard@BrunswickGroup.com

Halyard Health Announces Corporate Rebranding, Changes Name to Avanos Medical, Inc.

New name and brand underscore a difference in our products, people and processes to deliver game changing innovation in everything we do

ALPHARETTA, Ga., June 1, 2018/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) a market-leading medical devices company, today announced the business’ rebrand to Avanos Medical, Inc (“Avanos”). Avanos’ vision is to be the best at getting patients back to the things that matter. Derived from the words “advanced” and “innovation,” the new name and brand emphasize the company’s focus on innovating with speed to deliver better, more sustainable patient outcomes.
Avanos provides pioneering pain management and chronic care therapies and solutions, with a relentless focus on advancing change in the medical devices industry to address unmet medical needs and improve patients’ quality of life.
“Having completed the divestiture of S&IP, Avanos is now a pure-play medical devices company,” said Joe Woody, Avanos chief executive officer. “Today, Avanos is positioned with a forward-thinking mindset and the firepower to make strategic investments in breakthrough innovation and acquisitions in attractive markets.”
“Our new name and brand align with our streamlined operational approach and our commitment to delivering the very best for patients,” Woody continued. “I am excited to work with our talented team to establish Avanos as a market leader in the industry for years to come.”
The change in name from Halyard to Avanos will be effective June 30, 2018. In connection with this rebrand, the company’s stock ticker symbol will change from “HYH” to “AVNS” on the New York Stock Exchange. The first day of trading under the new ticker symbol will be July 2, 2018.
About Halyard Health
Halyard Health (NYSE: HYH) is a medical technology company focused on delivering clinically superior breakthrough medical device solutions to improve patients’ quality of life. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today's most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Halyard develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.halyardhealth.com.
Forward-Looking Statements
This press release contains information that includes or is based on "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as "may", "believe", "will", "expect", "project", " estimate", "anticipate", "plan", or "continue" and similar expressions, among others.  Factors that may cause actual results to differ materially from the anticipated results expressed in such forward looking statements include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.